Exhibit 99.1

Xponential Fitness, Inc. Announces Appointment of Mike Nuzzo as Chief Executive Officer

IRVINE, Calif., August 7, 2025 - Xponential Fitness, Inc. (NYSE: XPOF) (the “Company” or “Xponential Fitness”), one of the leading global franchisors of boutique health and wellness brands, today announced that its Board of Directors has unanimously appointed Mike Nuzzo as Chief Executive Officer effective immediately. Effective as of August 7, 2025, the Company’s current Chief Executive Officer, Mark King, resigned from serving as Chief Executive Officer of the Company and as a Director of the Company.

Mr. Nuzzo brings over 25 years leading consumer retail and services businesses, with a proven track record of driving scalable growth and expanding into new, high-potential markets. Most recently, he served as Chief Executive Officer at Eyemart Express, where he reinvigorated the business, delivering exceptional revenue growth both in-store and online, which led to its successful acquisition by VSP Vision in January 2025. Prior to Eyemart Express, he spent seven years at Petco as Chief Financial Officer and later Chief Operating Officer. Mr. Nuzzo led a successful turnaround of the pet services division and introduced an innovative in-store veterinary hospital concept, scaling it to over 200 locations. He also played a pivotal role in Petco’s 2016 sale transaction, its 2021 initial public offering, and its expansion into Canada and Mexico. Prior to Petco, he held senior leadership roles at 4moms, General Nutrition Centers (GNC) and Abercrombie & Fitch.

Mr. Nuzzo is currently on the board of directors for KinderCare Learning Companies, Inc. and Fleet Farm. He holds an MBA in finance and accounting from the University of Chicago Booth School of Business, and a BS in Economics from Kenyon College.

“I’m honored to join Xponential Fitness at such a pivotal time in the Company’s growth journey,” said Mike Nuzzo, Chief Executive Officer of Xponential Fitness. “With a strong portfolio of brands and a clear commitment to becoming the franchisor of choice, Xponential is well-positioned to expand its footprint across the U.S. and international markets. I’m excited to build on this momentum and deliver meaningful value for our franchisees, members, and stakeholders.”

“The Board is confident in Mike’s proven track record of operational excellence and strategic leadership, having delivered results across some of the most recognized names in the consumer services industry, with a strong track record across strategic, operational, financial, and growth-driving disciplines,” said Mark Grabowski, Chairman of Xponential Fitness. “Mike’s experience scaling businesses and driving innovation, both domestically and internationally, makes him the ideal choice to lead Xponential. We’re excited about the future and thank Mr. King for his impactful contributions as CEO.”

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of six brands spanning modalities including Pilates, barre, stretching, strength training, metabolic health, and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 30 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; BFT, a functional training and strength-based program; and Lindora, a provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its ability to benefit from Mr. Nuzzo’s experience and expertise and its ability to execute on its strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: the outcome of ongoing and any future government investigations and litigation to which we are subject; our ability to retain key senior management and key employees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; geopolitical uncertainty, including the impact of the presidential administration in the U.S.; trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2024, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

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